EXHIBIT 23.3



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To TechSys, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 13, 2002, included in this Form 10-KSB/A, into the Company's previously filed Registration Statement File Nos. 333-45492, 333-47756 and 333-31974.




/s/ ARTHUR ANDERSEN LLP
-----------------------




Roseland, New Jersey
April 9, 2002




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